Morgan Stanley Institutional Funds, Inc. - Global
Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Japan Excellent Inc.
Purchase/Trade Date:	7/5/2016
Offering Price of Shares: 138,742
Total Amount of Offering: 37,500
Amount Purchased by Fund: 199 shares
Percentage of Offering Purchased by Fund: 0.531 %
Percentage of Fund's Total Assets: 0.05 %
Brokers: Nomura Securities Co. Ltd., Mitsubishi
UFJ Morgan Stanley Securities, SMBC Nikko
Securities Inc., Mitoyo Securities Co. Ltd.
Purchased from: Mizuho Securities Co. Ltd
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Orix JREIT Inc.
Purchase/Trade Date:	8/24/2016
Offering Price of Shares: 171,112
Total Amount of Offering: 98,400
Amount Purchased by Fund: 209 shares
Percentage of Offering Purchased by Fund: 0.212 %
Percentage of Fund's Total Assets: 0.02 %
Brokers: Daiwa Securities Co Ltd, Nomura
Securities Co Ltd, UBS Securities Limited (Japan),
SMBC Nikko Securities Inc., Mitsubishi UFJ
Morgan Stanley Securities, Mizuho Securities Co
Ltd., Merrill Lynch Japan Inc., Toyo Securities Co
Ltd, Tokai Tokyo Securities Co Ltd, Okasan
Securities Co Ltd
Purchased from: Daiwa Secs, Instinet Corp, SMBC
Nikko, UBS
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  United Urban Investment
Corp.
Purchase/Trade Date:	12/8/2016
Offering Price of Shares: 169,736
Total Amount of Offering: 90,000
Amount Purchased by Fund: 232 shares
Percentage of Offering Purchased by Fund: 0.258 %
Percentage of Fund's Total Assets: 0.03 %
Brokers: SMBC Nikko Securities, Mizuho
Securities Co Ltd, Mitsubishi UFJ Morgan Stanley
Securities, Daiwa Securities Co Ltd, Nomura
Securities Co Ltd, Tokai Tokyo Securities Co Ltd
Purchased from: Mizuho Securities, SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Nippon Prologis REIT
Purchase/Trade Date:	12/13/2016
Offering Price of Shares: 222,460
Total Amount of Offering: 61,300
Amount Purchased by Fund: 236 shares
Percentage of Offering Purchased by Fund: 0.385 %
Percentage of Fund's Total Assets: 0.09 %
Brokers: Morgan Stanley, SMBC Nikko, Goldman
Sachs Japan Co., Ltd., Morgan Stanley, SMBC
Nikko, Goldman Sachs International, J.P. Morgan
Bofa Merrill Lynch, Mizuho International plc
Purchased from: Goldman Sachs SG
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.